UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

Pyxis Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40881	83-1160910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue
Boston, Massachusetts		02118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 453-3596

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PYXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry Into a Material Definitive Agreement.

On September 29, 2026, Pyxis Oncology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, Guggenheim Securities, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Offering”) of (i) (a) 36,047,919 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (b) in lieu of Common Stock to certain investors, pre-funded warrants to purchase an aggregate of 1,883,121 shares of Common Stock (the “Pre-Funded Warrants”) and (ii) accompanying common warrants to purchase up to an aggregate of 49,310,352 shares of Common Stock (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”). The Offering closed on October 1, 2026.

Each Share or Pre-Funded Warrant was sold together with an accompanying Common Warrant to purchase 1.3 shares of Common Stock. Each Share and accompanying Common Warrant was offered and sold at a combined public offering price of $2.90, and each Pre-Funded Warrant and accompanying Common Warrant was offered and sold at a combined public offering price of $2.899, which is equal to the combined public offering price per Share and accompanying Common Warrant less the $0.001 exercise price of each Pre-Funded Warrant. The Shares (or Pre-Funded Warrants) and the accompanying Common Warrants could only be purchased together in the Offering, but were issued separately and were immediately separable upon issuance.

Each Pre-Funded Warrant has an exercise price of $0.001 per share of Common Stock, subject to certain adjustments and may be exercised at any time on or after its original issuance until exercised in full.

Each Common Warrant has an exercise price of $3.50 per share of Common Stock, subject to certain adjustments. The Common Warrants will not be exercisable unless and until (i) the Company’s stockholders approve an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock (the “Charter Amendment”), which approval is referred to as the “Warrant Stockholder Approval,” and (ii) the Charter Amendment is filed with, and becomes effective under the laws of, the State of Delaware (the date on which the Charter Amendment becomes effective, the “Charter Amendment Effective Date”). The Common Warrants will expire at 5:00 p.m. (New York City time) on the earlier of (A) the fifth anniversary of the Charter Amendment Effective Date and (B) the 30th calendar day following the later of the Charter Amendment Effective Date and the date on which the Company publicly discloses the results of the overall survival analysis for its Phase 1 monotherapy study of micvotabart pelidotin (MICVO) in second-line and later recurrent or metastatic head and neck squamous cell carcinoma (2L+ R/M HNSCC) (the “OS Data Release Date”), which is expected in the first half of 2027.

The Company does not currently have a sufficient number of authorized but unissued shares of Common Stock to permit the exercise of the Common Warrants. The Company has agreed to hold a special meeting of its stockholders to seek the Warrant Stockholder Approval as soon as practicable following the closing of the Offering, but no later than 60 days following such closing, and, if the Warrant Stockholder Approval is not obtained at such meeting, to call additional meetings of its stockholders every 60 days thereafter until the Warrant Stockholder Approval is obtained or the Common Warrants are no longer outstanding. If the Company does not obtain the Warrant Stockholder Approval and the Charter Amendment does not become effective, the Common Warrants will not be exercisable and may have no value.

The net proceeds from the Offering were approximately $102.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The estimated net proceeds exclude any proceeds the Company may receive upon exercise of the Common Warrants or Pre-Funded Warrants. If all of the Common Warrants and Pre-Funded Warrants are exercised in full for cash, the Company would receive additional proceeds of approximately $162.2 million, net of the 6% warrant exercise solicitation fee payable to the Underwriters and before any other applicable fees and expenses.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-291801), initially filed with the Securities and Exchange Commission (the “SEC”) on November 26, 2025 and declared effective by the SEC on December 9, 2025, and a prospectus supplement dated September 29, 2026 and accompanying base prospectus dated November 26, 2025.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, termination provisions and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the terms of the Underwriting Agreement, Common Warrants and Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, form of Common Warrant and form of Pre-Funded Warrant, which are filed as Exhibits 1.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion and consent of Sidley Austin LLP relating to the issuance and sale of the Shares and the Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the registration statement on Form S-3 referred to above.

Item 8.01. Other Events.

The Company intends to use the net proceeds from the Offering to advance its lead clinical program, MICVO, through key clinical milestones, including Headliner™, its planned Phase 3 trial in 2L+ R/M HNSCC, and for working capital and general corporate purposes. The Company currently expects that its existing cash and cash equivalents, together with the net proceeds from the Offering, will be sufficient to fund its operating expenses and capital expenditure requirements into the first half of 2028. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use our available capital resources sooner than we expect. If the Common Warrants are not exercised, the net proceeds from the Offering, together with the Company’s existing cash and cash equivalents will not be sufficient to fully fund the planned Phase 3 Headliner™ trial.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this Current Report on Form 8-K, including without limitation statements regarding the Offering, including the anticipated total gross proceeds therefrom (including from any exercise of the Common Warrants); the Company's ability to obtain the Warrant Stockholder Approval of, and to effect, the amendment to its certificate of incorporation required for the Common Warrants to become exercisable, and the timing thereof; the timing of the OS Data Release Date, which will affect the period during which the Common Warrants may be exercised; the Company's intended use of the net proceeds from the Offering; the Company's plans to develop, manufacture and commercialize MICVO; the timing and progress of the Company's ongoing clinical trials and the expected results thereof; the plans and objectives of management; and the future results of operations and financial position of the Company, are forward-looking statements. These statements are neither promises nor guarantees, but are statements that involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company's control that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: market and other conditions and the Company's ability to obtain the stockholder approval required for the Common Warrants to become exercisable; the timing and results of the overall survival analysis from the Company's Phase 1 monotherapy study of MICVO; the risks inherent in drug research and development; the Company's projected cash runway and potential needs for additional funding; the lengthy, expensive and uncertain process of clinical drug development, including potential delays in or failure to obtain regulatory approvals; the Company's reliance on third parties and collaborators to conduct clinical trials, manufacture its product candidate, and develop and commercialize its product candidate; the Company's ability to compete successfully against other drug candidates; and volatility in the price of the Company's Common Stock. Accordingly, investors should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. Additionally, investors should read the risk factors in the section titled "Risk Factors" set forth in Part II, Item 1A of the Company's Quarterly Report on Form 10-Q filed on August 13, 2026, in the preliminary prospectus supplement relating to the Offering, and in the Company's other filings, each of which is on file with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
1.1
Underwriting Agreement, dated September 29, 2026, by and among the Company and Leerink Partners LLC, Guggenheim Securities, LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named therein

4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 above)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pyxis Oncology, Inc.

Date:	October 1, 2026	By:	/s/ Jitendra Wadhane
Jitendra Wadhane Principal Financial and Accounting Officer